UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2019

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2019 (the “Effective Date”), Murphy Oil USA, Inc. (“Borrower”) amended and restated that certain credit agreement dated August 30, 2013 among Borrower, Murphy USA Inc. (“Murphy USA”), certain subsidiaries of the Borrower party thereto (the “Borrowing Subsidiaries”, and, together with the Borrower, the “Borrowers”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (as amended, restated, supplemented and otherwise modified prior to August 27, 2019, the “Predecessor Credit Agreement”) by entering into an Amended and Restated Credit Agreement among the Borrower, Murphy USA, the Borrowing Subsidiaries party thereto, the Administrative Agent, and the lenders party thereto (the “Credit Agreement”).

The Credit Agreement provides for an asset-based revolving facility (the “ABL facility”), which provides borrowing availability of up to $325 million, subject to the borrowing base described below. Up to $150 million of additional borrowing capacity under the ABL facility may be extended at the request of the Borrowers and with the consent of the lenders providing such incremental extension commitments. The ABL facility is scheduled to mature on the fifth anniversary of the Effective Date, subject to the ability to extend with the consent of the extending lenders.

The borrowing base is, at any time of determination, an amount (net of reserves equal to the sum of:

•100% of eligible cash at such time, plus
•90% of the eligible credit card receivables at such time, plus
•90% of the eligible investment grade accounts minus the dilution reserve applicable to such accounts, minus any other reserves applicable to such accounts, plus
•85% of the eligible other accounts minus the dilution reserve applicable to such accounts, minus any other reserves applicable to such accounts, plus
•80% of the eligible midstream refined products inventory at such time, plus
•75% of the eligible retail refined products inventory at such time, plus
•the lesser of (i) 70% of the eligible retail merchandise inventory at such time, valued at cost, determined on an average cost basis, minus the reserves applicable to eligible retail merchandise inventory, and (ii) 85% of the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent of the eligible retail merchandise inventory at such time, valued at cost, determined on an average cost basis, minus the reserves applicable to eligible retail merchandise inventory, minus
•any other reserves established by the Administrative Agent in its permitted discretion.
The ABL facility includes a $100 million sublimit for the issuance of letters of credit. Letters of credit issued under the ABL facility reduce availability under the ABL facility.

In addition to the ABL facility, the Credit Agreement provides for a $250 million term facility (the “term facility,” and together with the ABL facility, the “credit facilities”), that will mature on the fourth anniversary of the Effective Date.

On the Effective Date, the Borrower incurred $200 million of indebtedness under the term facility, the proceeds of which were used, in part, to repay the term loans outstanding under the Predecessor Credit Agreement, and will be used, in part, for working capital and other general corporate purposes. The remainder of the term facility may be incurred to fund working capital and other general corporate purposes and may be drawn in no more than two borrowings occurring on or prior to December 31, 2019.

Interest payable on the credit facilities is based on either:

• the London interbank offered rate, adjusted for statutory reserve requirements (the “Adjusted LIBO Rate”); or
• the Alternate Base Rate, which is defined as the highest of (a) the rate of interest last quoted by The Wall Street Journal as the "Prime Rate", (b) the greater of federal funds effective rate and the overnight bank funding rate determined by the Federal Reserve Bank of New York from time to time plus 0.50% per annum and (c) the one-month Adjusted LIBO Rate plus 1.00% per annum, plus, (A) in the case Adjusted LIBO Rate borrowings, (i) with respect to the ABL facility, spreads ranging from 1.50% to 2.00% per annum depending on a total debt to EBITDA ratio or (ii) with respect to the term facility, spreads ranging from 2.50% to 2.75% per annum depending on a total debt to EBITDA ratio and (B) in the case of Alternate Base Rate borrowings, (i) with respect to the ABL facility, spreads ranging from 0.50% to 1.00% per annum depending on a total debt to EBITDA ratio or (ii) with respect to the term facility, spreads ranging from 1.50% to 1.75% per annum depending on a total debt to EBITDA ratio.
The interest rate period with respect to the Adjusted LIBO Rate interest rate option can be set at one-, two-, three-, or six-months as selected by the Borrower in accordance with the terms of the Credit Agreement,
The Borrower is obligated to make quarterly principal payments on the outstanding principal amount of the term facility beginning on April 1, 2020 in amounts equal to 5% of the sum of (i) the term loans made on the Effective Date and (ii) any term loans made after the Effective Date and prior to or on December 31, 2019, with the remaining balance payable on the maturity date of the term facility. Borrowings under the credit facilities are prepayable at the Borrower’s option without premium or penalty. The Borrower is also required to prepay the term facility with the net cash proceeds of certain asset sales, casualty events and issuances of indebtedness not permitted under the Credit Agreement and with designated proceeds received from certain asset sales, issuances of indebtedness and sale-leaseback transactions, subject to certain exceptions. The Credit Agreement also includes certain customary mandatory prepayment provisions with respect to the ABL facility.

The Credit Agreement contains certain covenants that limit, among other things, the ability of Murphy USA, the Borrower, and the other subsidiaries of Murphy USA to incur additional indebtedness or liens, to make certain investments, to enter into sale-leaseback transactions, to make certain restricted payments, to enter into consolidations, mergers or sales of material assets and other fundamental changes, to transact with affiliates, to enter into agreements restricting the ability of subsidiaries to incur liens or pay dividends, or to make certain accounting changes. In addition, the Credit Agreement requires Murphy USA to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 when availability for at least three consecutive business days is less than the greater of (a) 17.5% of the lesser of the aggregate ABL facility commitments and the borrowing base and (b) $70,000,000, as well as a maximum secured debt to EBITDA ratio of 4.5 to 1.0 at any time when term loans thereunder are outstanding. The Credit Agreement also contains customary events of default.

All obligations under the Credit Agreement are guaranteed by the Borrower, Murphy USA and certain other subsidiaries of Murphy USA, and all obligations under the Credit Agreement, including the guarantees of those obligations, are secured by certain assets of the Borrower, Murphy USA and certain other subsidiaries of Murphy USA.

The foregoing description of the Credit Agreement is only a summary of the Credit Agreement. For the complete text of the Credit Agreement, please see the agreement filed with this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended and Restated Credit Agreement, dated as of August 27, 2019 among    Murphy Oil USA, Inc., as the borrower, Murphy USA Inc., certain subsidiaries of Murphy Oil USA, Inc., as borrowing subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date: August 29, 2019	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller

Exhibit Index

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of August 27, 2019 among Murphy Oil USA, Inc. as borrower, Murphy USA Inc., certain subsidiaries of Murphy Oil USA, Inc. as borrowing subsidiaries, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive data File because its XBRL tags are embedded within the Inline XBRL document